                                Exhibit (a)(6)

                                  ITXC CORP.
                 OFFER TO EXCHANGE OUTSTANDING OPTIONS HAVING
             AN EXERCISE PRICE OF MORE THAN $3.69 FOR NEW OPTIONS

                                  SUPPLEMENT

     ITXC Corp. is offering optionees the opportunity to exchange certain outstanding stock options having an exercise price of more than $3.69 per share for new options that we will grant to purchase shares of our common stock.

     This notice supplements the offering materials sent to all optionees on or about May 2, 2001. To comply with applicable disclosure requirements, we wish to advise you as follows:

     1. The Board's purpose in authorizing the Offer to exchange is to give optionees an opportunity to exchange eligible options for new options. Optionees will not be penalized by us in any respect if they decide not to accept the Offer. Thus, by way of example, employees who decline to participate will remain eligible to receive future option grants notwithstanding the fact that they opted not to participate in our Offer.

     2. In Item 17 of our Offer to Exchange, we refer to the Private Securities Litigation Reform Act of 1995. Please be advised that the safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to statements made by ITXC in connection with our Offer.

     3. Our Offer incorporates by reference a substantial amount of financial data that we have filed with the SEC. We have set forth below a summary of certain consolidated financial data regarding ITXC and its subsidiaries. Again, we refer you to our filed reports for a complete set of our consolidated financial statements.

Income Statement Data:
(Dollars in thousands, except per share amounts)

                                         For the years ended             For the three months ended
                                            December  31,                         March 31,
---------------------------------------------------------------------------------------------------
                                         1999           2000                2000             2001
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
Revenues........................       $ 25,411       $ 84,783            $ 15,066         $ 36,143
---------------------------------------------------------------------------------------------------
Operating costs.................         46,365        151,199              23,865           61,587
---------------------------------------------------------------------------------------------------
Net loss applicable to common
stockholders....................        (20,438)       (70,964)            (15,646)         (22,728)
---------------------------------------------------------------------------------------------------
Net loss per share applicable
to common stockholders..........          (1.29)         (1.81)              (0.43)           (0.50)
---------------------------------------------------------------------------------------------------

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Balance Sheet Data:
(Dollars in thousands)


                                  As of Dec. 31,          As of Dec 31,       As of Mar. 31,
                                       1999                   2000                 2001
--------------------------------------------------------------------------------------------
Current assets..............         $81,433                $220,327             $203,036
--------------------------------------------------------------------------------------------
Non-current assets..........          18,429                 165,350              160,100
--------------------------------------------------------------------------------------------
Total assets................          99,862                 385,677              363,136
--------------------------------------------------------------------------------------------
Current liabilities.........          15,623                  28,967               27,924
--------------------------------------------------------------------------------------------
Non-current liabilities.....           3,872                   4,425                3,327
--------------------------------------------------------------------------------------------
Total liabilities...........          19,495                  33,392               31,251
--------------------------------------------------------------------------------------------
Stockholders' equity........          80,366                 352,284              331,884
--------------------------------------------------------------------------------------------

  As of March 31, 2001, our book value per common share was $7.35 per share.


  ITXC CORP.                            May 22, 2001